Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 17, 2008, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Monarch Financial Holdings, Inc. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Goodman & Company, LLP

Norfolk, Virginia

July 10, 2008